                                                                   Exhibit 10.20


                               FIRST AMENDMENT TO
                             STOCK RESTRICTION AND
                            CROSS PURCHASE AGREEMENT


     This First Amendment to Stock Restriction and Cross Purchase Agreement (the "Amendment") is made as of the 15th day of July, 1996 by and between John C. Sloan ("Sloan"), Jorge Andrade ("Andrade"), John Funk ("Funk") and Howard Buffett ("Buffett").

                                R E C I T A L S:
                                ---------------

     A. The parties hereto (the "Shareholders") are the owners and holders of all of the issued and outstanding stock (the "Shares") of The GSI Group, Inc., a Delaware corporation (the "Corporation").

     B. The Shareholders are parties to that certain Stock Restriction and Cross Purchase Agreement dated as of June 6, 1996 (the "Agreement"), which Agreement imposes certain rights and restrictions on the Shareholders in connection with the sale or disposition of their Shares.

     C. The Shareholders desire to amend the Agreement in accordance with the terms and conditions set forth below.

         NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Recitals are incorporated herein and constitute covenants, representations and warranties of the Shareholders. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless the context in which such terms are used clearly indicates a contrary intention.

     2. Article 3 of the Agreement is hereby amended by deleting that Article in its entirety and substituting the following in place thereof:

                                   "ARTICLE
                                       3

                 PURCHASE OF SHARES UPON DEATH OF SHAREHOLDER
                 --------------------------------------------

     Remaining Shareholders' Rights and Obligations. Upon the death of a Shareholder ("Decedent"), all of the Shares owned by the Decedent (the "Decedent's Shares") shall be subject to the rights and obligations set forth below of the Remaining Shareholders to purchase all of such Decedent's Shares from the Decedent's legal representative (the "Representative") at the price and on the terms set forth in Articles 4, 5 and 6 hereof. For a period of forty-five
(45) days after the death of the Decedent, the Remaining Shareholders shall have the right to purchase any or all of the Decedent's Shares at the price and on the terms set forth in Articles 4, 5 and 6 hereof. In the event that more than one of the Remaining Shareholders elects to purchase the Decedent's Shares, then unless otherwise agreed by the Remaining Shareholders, each electing Remaining Shareholder must purchase only that percentage of the Decedent's Shares (each, a "Respective Percentage") as is equal to his or her proportionate ownership of all of the electing Remaining Shareholders' then respective Shares. Notwithstanding the previous two (2) sentences, if the Remaining Shareholders, or the trustee of a Trust (as defined in Section 5.5 herein) of which the Remaining Shareholders are grantors, is or are the beneficiary(ies) of any Policies (as defined herein) on the Decedent's life, the Remaining Shareholders shall have the obligation to purchase, each in proportion to his Respective Percentage, so much or all of the Decedent's Shares as would exhaust the insurance proceeds from the Policies. To the extent that the insurance proceeds from the Policies exceed the aggregate Purchase Price (as defined in Section 4.1) of the Decedent's Shares, the Remaining Shareholders shall contribute, pro rata to their respective ownership of voting Shares (after having acquired the Decedent's Shares), such excess proceeds to the capital of the Corporation. In the event the insurance proceeds from the Policies are less than the aggregate Purchase Price of the Decedent's Shares and the Remaining Shareholders elect to purchase the remaining Shares, the balance of the Purchase Price, after taking into effect such proceeds, shall be payable in the manner described in Section
5.2 hereof.

     If the Remaining Shareholders desire or are obligated to purchase the Decedent's Shares, each such Shareholder shall give written notice to the Corporation and the Representative within forty-five (45) days after the death of the Decedent, specifying the Decedent's Shares which the Remaining Shareholders wish or are obligated to purchase."

     3.   Section 4.1 of the Agreement is hereby amended by deleting that
Section in its entirety and substituting the following in place thereof:

          "4.1 Purchase Price. The parties hereto recognize the problems relative to determining the value of the Corporation. As a result, the parties hereto agree that the purchase price ("Purchase Price") for the Decedent's Shares purchased pursuant to Article 3 hereof shall be the sum of the following:

               (a)  an amount per Share equal to the greatest of:

                    (i) Six and 34/100 Dollars ($6.34) per Share;

                    (ii) two (2) times the Book Value (as defined below) of the
               Corporation divided by the total number of Shares outstanding as of the date of the Decedent's death; and

                    (iii) an amount equal to: (a) five (5) times the
               Corporation's EBITDA (as defined below), minus (b) the principal balance of the Corporation's interest bearing debt as of the date of the Decedent's death, divided by (c) the total number of Shares outstanding as of the date of the Decedent's death;

          which amount per Share shall be multiplied by the number of Decedent's Shares (the "Applicable Amount"); plus
                                            ----

               (b) one-half (1/2) of the amount, if any, by which the insurance proceeds from the Policies on the Decedent's life exceeds the Applicable Amount.

     The Purchase Price determined in the manner set forth above shall be conclusive and binding on the parties hereto."

     4.   Section 5.5 of the Agreement is hereby amended by deleting that
Section in its entirety and substituting the following in place thereof:

          "5.5  Life Insurance Proceeds.

                A.  Notwithstanding anything to the contrary contained in
     Section 5.1 hereof, in the event the Shareholders are grantors of a trust (the "Trust") the trustee (the "Trustee") of which is the owner and beneficiary of one or more insurance policies ("Policies") on the life of a Shareholder who owns Shares at the time of his death (the "Deceased Shareholder"), the death benefits under the Policies, net of applicable taxes on such proceeds, if any, shall be paid upon the Trustee's receipt thereof as follows: (i) to the estate of the Deceased Shareholder on account of the Purchase Price of the Shares on behalf of the Remaining Shareholders (and only the balance of the Purchase Price, if any, may be deferred as set forth above), and (ii) the balance of such proceeds, if any, shall be paid to the Corporation as a contribution to capital on behalf of the Remaining Shareholders pro rata to their voting Shares.

          B. If at the time of death of a Former Shareholder (as defined below), the Trustee is the owner and beneficiary of one or more Policies on the Former Shareholder's life, the death benefits under the Policies, net of applicable taxes on such proceeds, if any, shall be paid upon the Trustee's receipt thereof as follows: (i) to the estate of the Former Shareholder as a prepayment of the unpaid balance, if any, of the purchase price, plus accrued interest thereon, then owed by the then current Shareholders, either pursuant to this Agreement, the Buy-Sell Agreement or otherwise, for the Former Shareholder's Shares; and (ii) the balance, if any, of such proceeds, or all such proceeds if no unpaid balance described in clause (i) above exists, shall be paid to the Corporation as a contribution to capital on behalf of the then current Shareholders pro rata to their voting Shares. As used herein, the term "Former Shareholder" means any person who previously owned voting Shares, but who, at the time of his death, no longer owns Shares.

     5. Section 6.2 of the Agreement is hereby amended by deleting the word "Partnership's" in the third line thereof and substituting in place thereof the word "Trustee's".

     6. Section 8.2 of the Agreement is hereby amended by deleting the words "partnership agreement of the Partnership" in the first sentence thereof, and substituting in place thereon the "Trust".

     7. Exhibit "A" to the Agreement is hereby amended and restated in the form of Amended and Restated Exhibit "A" attached hereto.

     8. Except as expressly amended by this Amendment, the Agreement shall remain unchanged and in full force and effect.


                              /s/ John C. Sloan
                              ------------------
                              John C. Sloan


                              /s/ Jorge Andrade
                              ------------------
                              Jorge Andrade


                              /s/ John Funk
                              ------------------
                              John Funk


                              /s/ Howard Buffett
                              ------------------
                              Howard Buffett